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                                                                   Exhibit 10.24

                            HOMETOWN AUTO RETAILERS, INC.

                            FORM OF STOCK OPTION AGREEMENT

                                                          Dated: _________, 1998

     Hometown Auto Retailers, Inc. a Delaware corporation (the "COMPANY"), grants to _____________ (the "OPTIONEE"), a stock option to purchase a total of _______ shares of the Company's Common Stock, par value $.001 per share, at the initial public offering price of $______ per share on the terms and conditions set forth herein and in the Company's 1998 Stock Option Plan.

     1.   DURATION.

          This option shall expire five (5) years from the date hereof (the "Termination Date").

     2.   CHARACTERIZATION OF OPTIONS.

     The option granted pursuant to this Agreement is intended to constitute and qualify as an Incentive Stock Option, as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). That part of the option that does not meet the criteria of an Incentive Stock Option, as defined in Section 422 of the Code, shall constitute a non-qualified option, subject to Section 83 of the Code.

     3.   ANTI-DILUTION PROVISIONS.

          (a) If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to this option shall be proportionately and appropriately adjusted; no change shall be made in the aggregate purchase price to be paid for all shares subject to this option, but the aggregate purchase price shall be allocated among all shares subject to this option after giving effect to the adjustment.

          (b) If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this



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option as the Board of Directors may deem equitable.  Failure of the Board of
Directors to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

          (c) If the Company is merged into or consolidated with any other corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of this option after such event, or for the substitution for this option of an option covering the number and class of securities which the Optionee would have been entitled to receive in such merger or consolidation by virtue of such sale if the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares covered by the unexercised portion of this option, or (ii) the Company shall give to the Optionee written notice of its election not to cause such provision to be made and this option shall become exercisable in full (or, at the election of the Optionee, in part) at any time during a period of 20 days, to be designated by the Company, ending not more than 10 days prior to the effective date of the merger, consolidation or sale, in which case this option shall not be exercisable to any extent after the expiration of such 20-day period. In no event, however, shall this option be exercisable after the Termination Date.

     4. INVESTMENT REPRESENTATION; LEGEND ON CERTIFICATES; SPECIAL RESTRICTION ON RESALE.

          The Optionee agrees that until such time as a registration statement under the Securities Act of 1933 becomes effective with respect to the option and/or the stock, the Optionee is taking this option and will take the stock underlying this option, for his own account, for investment and not with a view to the resale or distribution thereof. The Company shall have the right to place upon the face of any stock certificate or certificates evidencing shares issuable upon the exercise of this option such legend as the Board of




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Directors may prescribe for the purpose of preventing disposition of such shares in violation of the Securities Act of 1933, as now or hereafter provided.
































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     5.   NON-TRANSFERABILITY.

          This option shall not be transferable by the Optionee other than by will or by the laws of descent or distribution, and is exercisable during the lifetime of the Optionee only by the Optionee.

     6.   CERTAIN RIGHTS NOT CONFERRED BY OPTION.

          The Optionee shall not, by virtue of holding this option, be entitled to any rights of a stockholder in the Company.

     7.   EXPENSES.

          The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

     8.   EXERCISE OF OPTIONS.

          (a) This option shall become exercisable in accordance with its terms, as follows:

          [one-third]    shares commencing one year after the date of grant;

          [one-third]    additional shares commencing on each of the second and
                         third anniversaries of the date of grant; provided the Optionee shall then be an employee of the Company.

          (b) An option shall be exercisable by written notice of such exercise, in the form prescribed by the Board of Directors, to the Secretary or Treasurer of the Company at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 50 or a multiple thereof) and shall be accompanied by payment (i) in cash or by check in the amount of the full exercise price of such options, (ii) made by the surrender to the Company of that number of options having an aggregate spread value (ie. the difference between the exercise price of an option and the closing price of the Common Stock on the Nasdaq SmallCap Market or other national quotation system or stock exchange on which the Common Stock is listed on the date of the written notice of exercise) equal to the aggregate exercise price of the options


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being exercised,  or (iii) in such other manner as the Board shall deem acceptable. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board of Directors may deem applicable have been complied with.

          (c) The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock in the records of the Company.

          (d) The option shall be exercisable only so long as the Optionee shall continue to be an employee of the Company and within the thirty day period after the date of termination of his employment to the extent it was exercisable on the day prior to the date of termination. Notwithstanding the foregoing, in no event shall the option be exercisable after the Termination Date.

          (e) Notwithstanding the provision of Section 8(d) above, in the event the Optionee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 105(d)(4) of the Code), he may, but only within three (3) months from the date of disability, exercise the option to the extent he was entitled to exercise it at the date of such disability. Notwithstanding the foregoing, in no event shall the option be exercisable after the Termination Date.

          (f) Notwithstanding the provisions of Section 8(d) above, in the event of death of the Optionee:

               (i) during the term hereof, the option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right that would have accrued had the Optionee continued living one (1) month after the date of death, provided that at the time of his death the Optionee is an employee of the Company and shall have been in Continuous Status (as defined in the Plan) as an employee from the date hereof; or


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               (ii) within thirty (30) days after the termination of Continuous
Status as an employee, the option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the provisions of this Section (f), in no event shall this option be exercisable after the Termination Date.
     9. Nothing herein shall be deemed to create any employment agreement or guaranty of continued employment or limit in any way the Company's right to terminate Optionee's employment arrangement at any time.


                                   HOMETOWN AUTO RETAILERS INC.

                                   By:
                                      ------------------------------
                                           [Name], [Title]

Accepted as of the date
first set forth above.


-------------------------------------
     OPTIONEE




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                                SCHEDULE OF OPTIONEES




Officers

Name                             No. of Option Shares

Joseph Shaker                           36,500
Corey Shaker                            36,500
Salvatore A. Vergopia                    3,000
Edward A. Vergopia                      37,000
William C. Muller Jr.                   20,000
James Christ                            20,000
Matthew J. Visconti Jr.                 14,000
Steven Shaker                           10,000



Employees

Name                             No. of Option Shares

Janet Shaker                            10,000
Edward D. Shaker                        10,000
Scott Deedon                             2,000
Paul Janicki                             2,000
Christopher Birmelin                     4,000
Robert C. Grieve                         4,000
Robert E. Grieve                         8,000
Charles Featherstone                     8,000
Thomas Cosenzi                          15,000







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